CONFIRMING STATEMENT

This Statement confirms that the undersigned has, effective April 1, 2008, authorized and designated JAY B. SIMMONS and PATRICK J. RUSNAK, or either of them, to execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned’s ownership of, or transactions in, securities of AMERICANWEST BANCORPORATION. Unless earlier revoked by the undersigned in writing, the authority granted pursuant to this Statement shall continue until such time as the undersigned is no longer required to file Forms 3, 4 or 5 with regard to securities of AMERICANWEST BANCORPORATION. The undersigned understands and acknowledges that neither of the authorized persons set forth above nor AMERICANWEST BANCORPORATION is assuming any responsibility of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934.

Dated this 25th day of March, 2008.
/s/ Ivan T. Call Signature Ivan T. Call Print Name